Exhibit (k)(9)

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This amendment, dated September 27, 2022, is made to the Transfer Agency and Service Agreement by and between Barings Access Pine Point Fund (formerly known as MassMutual Access Pine Point Fund) (the “Fund”), and State Street Bank and Trust Company (“State Street” or the “Transfer Agent”), dated as of December 7, 2021 (as may be amended and/or supplemented from time to time, the “Transfer Agency Agreement”). Capitalized terms not defined herein have the meanings ascribed to them in the Transfer Agency Agreement.

WHEREAS, the Fund and the Transfer Agent wish to amend the Transfer Agency Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein the parties hereto agree as follows:

1.	Section 14.13 of the Transfer Agency Agreement is amended in its entirety and replaced with the following:

14.13 Notices. Any notice instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, facsimile transmission, email, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

(a)            If to Transfer Agent, to:

State Street Bank and Trust Company

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD0100

North Quincy MA 02171

With a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

One Lincoln Street
Boston, MA 02111

(b)            If to Fund, to:

Barings Access Pine Point Fund
300 S. Tryon Street, Suite 2500
Charlotte, North Carolina 28202
Attention: President of the Fund
Email: Mina.Nazemi@barings.com

With a copy to:

Same address as above

Attention: Secretary of the Fund

Email: Ashlee.Steinnerd@barings.com

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

BARINGS ACCESS PINE POINT FUND

By:	/s/ James Cochrane

Name:	James Cochrane
Title:	Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kevin Murphy

Name:	Kevin Murphy
Title:	Managing Director